                                                                      Exhibit 11
                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER SHARE
                                  (unaudited)



                                                                              QUARTER ENDED SEPTEMBER 30
                                                                              ---------------------------
                                                                                1994              1993
                                                                              ---------         ---------
PRIMARY
   Weighted average common shares outstanding . . . . . . . .                 8,033,278         8,198,356
   Class A convertible preferred stock  . . . . . . . . . . .                    22,910            22,910
   Class B convertible preferred stock, Series C  . . . . . .                 1,424,860         1,424,860
                                                                              ---------         ---------
        TOTAL COMMON AND DILUTIVE
        COMMON EQUIVALENT SHARES  . . . . . . . . . . . . . .                 9,481,048         9,646,126
                                                                              =========         =========

        Net Income Available to Common Shareholders . . . . .                 $ 588,000         $ 608,000
                                                                              =========         =========

        NET INCOME PER SHARE  . . . . . . . . . . . . . . . .                 $    0.06         $    0.06
                                                                              =========         =========

FULLY DILUTED
   Weighted average common shares outstanding . . . . . . . .                 8,099,612         8,308,839
   Class A convertible preferred stock  . . . . . . . . . . .                    22,910            22,910
   Class B convertible preferred stock, Series C  . . . . . .                 1,424,860         1,424,860
                                                                              ---------         ---------
        TOTAL COMMON AND DILUTIVE
        COMMON EQUIVALENT SHARES  . . . . . . . . . . . . . .                 9,547,382         9,756,609
                                                                              =========         =========

        Net Income Available to Common Shareholders . . . . .                 $ 588,000         $ 608,000
                                                                              =========         =========

        NET INCOME PER SHARE  . . . . . . . . . . . . . . . .                 $    0.06         $    0.06
                                                                              =========         =========
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